EXHIBIT 12.1

                             FORT HOWARD CORPORATION

             DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES
                                  (In thousands)

                                                  For the Years Ended
                                                      December 31,
                                             ------------------------------
                                             1994         1993         1992
                                             ----         ----         ----

Earnings:
  Loss before taxes..........              $(61,016)  $(2,056,432)  $ (69,800)
  Interest expense...........               337,701       342,792     338,374
  One-fourth of operating
    lease rental expense.....                 1,881         1,731       1,632
                                           --------   -----------   ---------

                                           $278,566   $(1,711,909)  $ 270,206
                                           ========   ===========   =========

Fixed Charges:
  Interest expense.......                  $337,701   $   342,792   $ 338,374
  Capitalized interest.......                 4,230         8,369      11,047
  One-fourth of operating
    lease rental expense.....                 1,881         1,731       1,632
                                           --------   -----------   ---------

                                           $343,812   $   352,892   $ 351,053
                                           ========   ===========   =========

Deficiency of Earnings
  Available to Cover
  Fixed Charges (1)..........              $(65,246)  $(2,064,801)  $ (80,847)
                                           ========   ===========   =========

(1) For purposes of these computations, earnings consist of consolidated loss before taxes plus fixed charges (excluding capitalized interest) of both consolidated and unconsolidated subsidiaries. Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.